UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2007

VOLT INFORMATION SCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)
New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
560 Lexington Avenue, New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)
(212) 704-2400
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03-Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

        On April 5, 2007, at the Annual Meeting of Shareholders held in Orange, California, the Company’s shareholders approved amendments to the Certificate of Incorporation increasing the number of authorized shares of common stock ($.10 par value) from 30,000,000 to 120,000,000, and increasing the amount of capital stock from $3,500,000 to $12,500,000. On April 10, 2007, the Company filed a Certificate of Amendment of the Certificate of Incorporation, increasing the number of authorized shares and the amount of capital stock, with the New York Secretary of State.

        A copy of the Certificate of Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01-Other Events

        On April 5, 2007, at the Annual Meeting of Shareholders held in Orange, California, the Company’s shareholders approved the Volt Information Sciences, Inc. 2006 Incentive Stock Plan, adopted by the Board of Directors on September 6, 2006 and amended and restated on January 8, 2007.

Item 9.01-Financial Statements and Exhibits

    (d)        Exhibits

    99.1        Certificate of Amendment of the Certificate of Incorporation dated April 10, 2007.

S I G N A T U R E S

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2007	VOLT INFORMATION SCIENCES, INC. By: /s/ Howard B. Weinreich Howard B. Weinreich Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number 99.1	Description Certificate of Amendment of the Certificate of Incorporation dated April 10, 2007.